                             INTERCREDITOR AGREEMENT


                  INTERCREDITOR AGREEMENT, dated as of June 19, 2003, among JPMORGAN CHASE BANK, as Credit Agent, WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee and as Collateral Agent, and TENNECO AUTOMOTIVE, INC.

                               W I T N E S S E T H

                  WHEREAS, the Company (such term and each other capitalized term used herein having the meanings set forth in Section 1 below), certain lenders (including lenders acting as syndication agent and co-documentation agents), and JPMorgan Chase Bank, as administrative agent and collateral agent, are parties to the Credit Agreement dated as of September 30, 1999, as amended to the date hereof (as further amended, supplemented or otherwise modified from time to time in a manner consistent with the definition of "Credit Agreement" below, the "Existing Credit Agreement");

                  WHEREAS, the Obligations of the Company under the Credit Agreement are secured (together with certain other obligations) by various assets of the Company and certain Subsidiaries thereof;

                  WHEREAS, the Company, certain Subsidiaries of the Company and the Trustee have entered into the Indenture dated as of June 19, 2003 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Company intends to issue the Notes;

                  WHEREAS, the Company and certain lenders under the Existing Credit Agreement have entered into the Fourth Amendment dated as of May 29, 2003 (the "Fourth Amendment"), to the Existing Credit Agreement that, among other things, permits, subject to certain terms and conditions, (a) the issuance of the Notes by the Company and (b) a second priority Lien on the Common Collateral to secure the Second Priority Claims; and

                  WHEREAS, it is a condition precedent to the effectiveness of the Fourth Amendment that the parties hereto enter into this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1. (a) Definitions. As used in this Agreement, the following terms have the meanings specified below:

                  "Agreement" means this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.


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                                                                               2


                   "Bankruptcy Law" means Title 11 of the United States Code and any similar Federal, state or foreign law for the relief of debtors.

                  "Business Day" means any day other than a Saturday, a Sunday or a day that is a legal holiday under the laws of the State of New York or on which banking institutions in the State of New York are required or authorized by law or other governmental action to close.

                  "Cash Management Obligations " means, with respect to any Person, all obligations of such Person in respect of overdrafts and related liabilities owed to any other Person that arise from treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds, or any similar transactions.

                  "Common Collateral" means all of the assets of any Grantor, whether real, personal or mixed, constituting both First Priority Collateral and Second Priority Collateral.

                  "Company" means Tenneco Automotive Inc.

                  "Comparable Second Priority Collateral Document" means, in relation to any Common Collateral subject to any Lien created under any First Priority Collateral Document, that Second Priority Collateral Document which creates a Lien on the same Common Collateral, granted by the same Grantor.

                  "Credit Agent" means (i) JPMorgan Chase Bank in its capacity as collateral agent under the Existing Credit Agreement and the Loan Documents (as defined therein) and also includes its successors thereunder as collateral agent for the First Priority Lenders (or if there is more than one agent, a majority of them) under the First Priority Documents exercising substantially the same rights and powers, or if there is no acting Credit Agent under the Existing Credit Agreement, the Required Lenders or, if designated by the Credit Agent under the Existing Credit Agreement, the lead agent under any other First-Lien Credit Facility; and (ii) if the Existing Credit Agreement is no longer the Senior Credit Agreement, the financial institution then acting as lead agent or collateral agent (in its capacity as such) under the Senior Credit Agreement and the related loan documents and also includes its successors thereunder as lead agent or collateral agent for the First Priority Lenders thereunder (or if there is more than one agent, a majority of them) under such First Priority Documents exercising substantially the same rights and powers, or if there is no acting lead agent or collateral agent under the Senior Credit Agreement, First Priority Lenders thereunder holding more than 50% of the aggregate outstanding term Indebtedness and revolving credit commitments thereunder.

                  "Credit Agreement" means the Existing Credit Agreement, together with any documents evidencing or governing any Obligations relating thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement


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                                                                               3


         extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.03 of the Indenture) or adding Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders. Notwithstanding the foregoing, the Notes and the Indenture shall not constitute a Credit Agreement.

                  "Credit Facilities" means one or more debt facilities (including the Credit Agreement) or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, or any debt securities or other form of debt financing (including convertible or exchangeable debt instruments), in each case, as amended, supplemented, modified, extended, renewed, restated or refunded in whole or in part from time to time.

                  "Designated Second Priority Agent" means at any time the Trustee or such other Second Priority Agent as shall be designated by all Second Priority Agents to act as Designated Second Priority Agent, as such other Second Priority Agent shall be identified in a certificate executed by all Second Priority Agents and delivered to the Administrative Agent.

                   "Discharge of First Priority Claims" means, except to the extent otherwise provided in Section 5.6, payment in full in cash of
         (a) the principal of and interest and premium, if any, on all Indebtedness outstanding under the First-Lien Credit Facilities or, with respect to letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with such First-Lien Credit Facilities, as applicable, in each case after or concurrently with termination of all commitments to extend credit thereunder and (b) any other First Priority Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid.

                  "Existing Credit Agreement" has the meaning set forth in the recitals hereto.

                  "First-Lien Credit Facilities" means (a) the Credit Facilities provided pursuant to the Credit Agreement and (b) any other Credit Facility, that, in the case of both clauses (a) and (b), is secured by a Lien permitted by clause (B) of Section 4.15 of the Indenture.

                  "First Priority Cash Management Obligations" means any Cash Management Obligations secured by any Common Collateral under the same First Priority Collateral Documents that secure Obligations under the Senior Credit Agreement.

                  "First Priority Claims" means (a) all Obligations under the Credit Agreement, (b) all Obligations under one or more First-Lien Credit Facilities (other than the Credit Facilities provided pursuant to the Credit Agreement), the Indebtedness under each of which is designated by the Company as "First Priority Claims" for purposes of the Indenture, provided that the First Priority Lenders under each First-Lien Credit Facility


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                                                                               4


         then in effect have consented to such designation pursuant to the provisions of the First Priority Documents then in effect, (c) all other Obligations of the Company or any other Grantor under the First Priority Documents, including all First Priority Hedging Obligations and First Priority Cash Management Obligations and (d) all Future Other First-Lien Obligations. Except as provided in the last sentence of this definition, any Obligations described in the preceding sentence shall constitute First Priority Claims only to the extent such Obligations are permitted pursuant to the Indenture. First Priority Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant First Priority Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the First Priority Claims (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. Notwithstanding the foregoing the Notes and related Obligations will not constitute First Priority Claims and Collateral therefor will not constitute First Priority Collateral even if any proceeds of the Notes are used to repay Obligations under the Credit Agreement. Notwithstanding anything to the contrary contained in this definition, any Obligation under a First Priority Document (including any Cash Management Obligations or Hedging Obligations) shall constitute a "First Priority Claim" if the Credit Agent or the relevant First Priority Lender or First Priority Lenders under such First Priority Document shall have received a written representation from the Company in or in connection with such First Priority Document that such Obligation constitutes a "First Priority Claim" under and as defined in the Indenture (whether or not such Obligation is at any time determined not to have been permitted to be incurred under the Indenture).

                  "First Priority Collateral" means all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted or held as security for any First Priority Claim.

                  "First Priority Collateral Documents" means any agreement, document or instrument pursuant to which a Lien is granted securing any First Priority Claims or under which rights or remedies with respect to such Liens are governed.

                  "First Priority Documents" means the Credit Agreement, the First Priority Collateral Documents, and each of the other agreements, documents and instruments (including each agreement, document or instrument providing for or evidencing a First Priority Hedging Obligation or First Priority Cash Management Obligation) providing for or evidencing any Obligation under the Credit Agreement or any other First-Lien Credit Facility or any Future Other First-Lien Obligations, and any other related document or instrument executed or delivered pursuant to any First Priority Document at any time or otherwise evidencing any First Priority Claims.


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                                                                               5


                  "First Priority Hedging Obligations" means any Hedging Obligations secured by any Common Collateral under the same First Priority Collateral Documents that secure Obligations under the Senior Credit Agreement.

                  "First Priority Lenders" means the Persons holding First Priority Claims, including the Credit Agent.

                  "First Priority Liens"means all Liens that secure First Priority Claims

                  "Future Other First-Lien Obligations" means all Obligations of the Company or any other Grantor in respect of Cash Management Obligations or Hedging Obligations that are designated by the Company as "First Priority Claims" for purposes of the Indenture (other than any First Priority Cash Management Obligations and First Priority Hedging Obligations); provided that the required lenders (however denominated) under any Senior Credit Agreement then in effect have consented to such designation.

                  "Grantors" means each of the Company and the Subsidiaries that has executed and delivered a First Priority Collateral Document or a Second Priority Collateral Document.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person in respect of (a) interest rate or currency swap agreements, interest rate or currency cap agreements, interest rate or currency collar agreements, or (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and/or currency exchange rates.

                   "Indebtedness" means and includes all Obligations that constitute "Indebtedness" within the meaning of the Indenture or the Senior Credit Agreement.

                  "Indenture" has the meaning set forth in the recitals hereto.

                  "Insolvency or Liquidation Proceeding" means (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.


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                                                                               6


                  "Noteholders" means the Persons holding Notes from time to time.

                  "Notes" means (a) the 10 1/4% Senior Secured Notes due 2013 to be issued by the Company, (b) the exchange notes issued in exchange therefor as contemplated by the Registration Rights Agreement dated as of June 19, 2003, among the Company and the Initial Purchasers (as defined therein) and (c) any additional notes issued under the Indenture by the Company, to the extent permitted by the Indenture and the Senior Credit Agreement.

                  "Obligations" means any and all obligations with respect to the payment of (a) any principal of or interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, including any reimbursement obligation in respect of any letter of credit, (b) any fees, indemnification obligations, damages, expense reimbursement obligations or other liabilities payable under the documentation governing any Indebtedness, (c) any obligation to post cash collateral in respect of letters of credit and any other obligations or (d) any Cash Management Obligations or Hedging Obligations.

                  "Other Second-Lien Obligations" has the meaning set forth in the Indenture; provided that (a) no Obligations with respect to any Indebtedness shall be an "Other Second-Lien Obligation" unless such Obligation is permitted by the Senior Credit Agreement and is secured by a Lien permitted by the Senior Credit Agreement and (b) such Obligations (except for the Notes and related Obligations) are designated by the Company as "Other Second-Lien Obligations" for purposes of the Indenture.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, entity or other party, including any government and any political subdivision, agency or instrumentality thereof.

                  "Pledged Collateral" means (a) the "Pledged Securities" under, and as defined in, the Second Priority Security Agreement, and (b) any other Common Collateral in the possession of the Credit Agent (or its agents or bailees), to the extent that possession thereof is necessary to perfect a Lien thereon under the Uniform Commercial Code.

                  "Recovery" has the meaning set forth in Section 6.5 hereof.

                  "Required Lenders" means, with respect to any amendment or modification of the Senior Credit Agreement, or any termination or waiver of any provision of the Senior Credit Agreement, or any consent or departure by the Company or any of the Subsidiaries therefrom, those First Priority Lenders the approval of which is required to approve such amendment or modification, termination or waiver or consent or departure.

                  "Second Priority Agent" means each of the Trustee and each other Person which acts as trustee, lead agent, administrative agent or collateral agent for any Second Priority Lenders and, if any Second Priority Claims do not have a trustee, lead agent, administrative agent or collateral agent, the representative appointed by the holders of at least a majority of such Second Priority Claims.


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                                                                               7


                   "Second Priority Claims" means all Obligations in respect of the Notes or arising under the Second Priority Documents or any of them. Second Priority Claims shall include all interest accrued (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant Second Priority Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the Second Priority Claims (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                  "Second Priority Collateral" means all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted or held as security for any Second Priority Claim.

                  "Second Priority Collateral Documents" means the Second Priority Security Agreement, the Second Priority Mortgages and any other document or instrument pursuant to which a Lien is granted by any Grantor to secure any Second Priority Claims or under which rights or remedies with respect to any such Lien are governed.

                  "Second Priority Documents" means (a) the Indenture, the Notes, the Second Priority Collateral Documents and each of the other agreements, documents or instruments evidencing or governing any Other Second-Lien Obligations and (b) any other related documents or instruments executed and delivered pursuant to any Second Priority Document described in clause (a) above evidencing or governing any Obligations thereunder.

                  "Second Priority Lenders" means the Persons holding Second Priority Claims, including the Noteholders, the Trustee, the other Second Priority Agents, if any, and any other agent, representative or Second Priority Agent for any of the foregoing.

                   "Second Priority Mortgages" means a collective reference to each mortgage, deed of trust, deed to secure debt and any other document or instrument under which any Lien on real property owned by any Grantor is granted to secure any Second Priority Claims or under which rights or remedies with respect to any such Liens are governed.

                   "Second Priority Security Agreement" means the Collateral Agreement, dated as of June 19, 2003, among the Company, the other Grantors and the Trustee.

                  "Senior Credit Agreement" means the Existing Credit Agreement; provided that if at any time a Discharge of First Priority Claims occurs with respect to the Existing Credit Agreement (without giving effect to Section 5.6), then, to the extent provided in Section 5.6, the term "Senior Credit Agreement" means the First-Lien Credit Facility designated


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                                                                               8


         by the Company as the "Senior Credit Agreement" in accordance with such Section (it being understood that only one Senior Credit Agreement may be in effect at any time).

                  "Subsidiary" means any "Subsidiary" of the Company, as defined in the Indenture or the Senior Credit Agreement.

                  "Trustee" means Wachovia Bank, National Association, in its capacity as trustee under the Indenture and collateral agent under the Second Priority Collateral Documents, and also includes its successors hereunder as collateral agent or trustee for the Noteholders.

                  "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.

                  (b) Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections shall be construed to refer to Sections of this Agreement and (v) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. When used in reference to a Second Priority Agent, the phrase "applicable Second Priority Lenders" shall mean the Second Priority Lenders for whom such Second Priority Agent acts as agent, trustee or representative; the phrase "applicable Second Priority Document" means the Second Priority Documents under which such Second Priority Agent acts as agent, trustee or representative; and the phrase "applicable Second Priority Claims" means the Second Priority Claims of such Second Priority Agent and the Second Priority Lenders for whom it acts as agent, trustee or representative.

         SECTION 2. Lien Priorities

                  2.1 Subordination. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to the Second Priority Agents or the Second Priority Lenders on the Common Collateral or of any Liens granted to the Credit Agent or the First Priority Lenders on the Common Collateral and notwithstanding any provision of the UCC or any other applicable law or the Second Priority Documents or the First Priority Documents or any other circumstance whatsoever, each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, hereby agrees that: (a) any Lien on the Common Collateral securing any First Priority Claims now or hereafter held by or on behalf of the Credit Agent or any First Priority Lenders or any agent or trustee therefor shall be senior in all respects and prior


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                                                                               9


to any Lien on the Common Collateral securing any of the Second Priority Claims; and (b) any Lien on the Common Collateral now or hereafter held by or on behalf of any Second Priority Agent or any Second Priority Lenders or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any First Priority Claims. All Liens on the Common Collateral securing any First Priority Claims shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Second Priority Claims for all purposes, whether or not such Liens securing any First Priority Claims are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

                  2.2 Prohibition on Contesting Liens. Each of the Second Priority Agents, for itself and on behalf of each applicable Second Priority Lender, and the Credit Agent, for itself and on behalf of each First Priority Lender it represents, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a Lien held by or on behalf of any of the First Priority Lenders in the First Priority Collateral or by or on behalf of any of the Second Priority Lenders in the Common Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Credit Agent or any First Priority Lender to enforce this Agreement, including the priority of the Liens securing the First Priority Claims as provided in Section 2.1.

                  2.3 No New Liens. So long as the Discharge of First Priority Claims has not occurred, (a) the parties hereto agree that, after the date hereof, if any Second Priority Agent shall hold any Lien on any assets of the Company or any other Grantor securing any Second Priority Obligations that are not also subject to the first-priority Lien of the Credit Agent under the First Priority Documents, such Second Priority Agent, upon demand by the Credit Agent or the Company, will either release such Lien or assign it to the Credit Agent as security for the First Priority Claims (and such Second Priority Agent may retain a subordinated Lien securing Second Priority Claims in accordance with this Agreement if so assigned), and (b) the Company agrees that it will not, and will not permit any Subsidiary to, grant or permit to exist any Lien on any assets of the Company or any of its Subsidiaries to secure any Second Priority Claim unless a perfected prior Lien on the same assets has been granted to secure the First Priority Claims.

                  2.4 Effectiveness. No First Lien Lender or Second Lien Lender shall have any rights or obligations under this Agreement unless it (or its trustee, administrative agent or collateral agent on its behalf) shall have, at the request of the then Credit Agent under the Senior Credit Agreement, executed and delivered to such Credit Agent an agreement to be bound by the provisions of this Agreement in form and at such time reasonably satisfactory to such Credit Agent, and no Obligations (other than Obligations in respect of the Existing Credit Agreement and related First Priority Documents and Obligations in respect of the Notes and related Second Priority Documents) shall be deemed First Priority Claims or Second Priority Claims unless such joinder is executed and delivered in the form requested by such Credit Agent.

         SECTION 3. Enforcement

                  3.1 Exercise of Remedies


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                                                                              10


                  (a) So long as the Discharge of First Priority Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) the Second Priority Agents and the Second Priority Lenders will not exercise or seek to exercise any rights or remedies (including set-off) with respect to any Common Collateral, institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), contest, protest or object to any foreclosure proceeding or action brought by the Credit Agent or any First Priority Lender, the exercise of any right under any lockbox agreement, control agreement, blocked account agreement, landlord waiver or bailee's letter or similar agreement or arrangement to which any Second Priority Agent or any Second Priority Lender is a party, or any other exercise by any such Person, of any rights and remedies relating to the Common Collateral under the First Priority Documents or otherwise, or object to the forbearance by the First Priority Lenders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral and (ii) the Credit Agent and the First Priority Lenders shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Common Collateral without any consultation with or the consent of any Second Priority Agent or any Second Priority Lender; provided, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any Grantor, a Second Priority Agent may file a claim or statement of interest with respect to the Second Priority Claims, and
         (B) a Second Priority Agent may take any action (not adverse to the prior Liens on the Common Collateral securing the First Priority Claims, or the rights of the Credit Agent or the First Priority Lenders to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Common Collateral. In exercising rights and remedies with respect to the Common Collateral, the Credit Agent and the First Priority Lenders may enforce the provisions of the First Priority Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code and under the comparable law of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

                  (b) Each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, agrees that it will not take or receive, directly or indirectly, in cash or other property or by setoff, counterclaim or in any other manner (whether pursuant to any enforcement, collection, execution, levy or foreclosure proceeding or otherwise), any Common Collateral or any proceeds of Common Collateral, in each case in connection with the exercise of any right or remedy (including set-off) with respect to any Common Collateral (or in respect of any Common Collateral in the event of the occurrence of an Insolvency or Liquidation Proceeding with respect to a Grantor), unless and until the Discharge of First Priority Claims has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of First Priority Claims has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1(a) above, the sole right of the Second Priority Agents and the Second Priority Lenders with respect to the Common Collateral is to hold a Lien on the Common Collateral pursuant to the Second Priority Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the First Priority Claims has occurred.

                  (c) Subject to the proviso in clause (ii) of Section 3.1(a) above and without limiting the effect of other provisions of this Agreement, (i) each Second Priority Agent, for itself and on behalf of the applicable Second Priority Lenders, agrees that such Second Priority Agent and the applicable Second Priority Lenders will not take any action that would hinder any exercise of remedies undertaken by the Credit Agent under the First Priority Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral, whether by foreclosure or otherwise, and (ii) each Second Priority Agent, for itself and on behalf of the applicable Second Priority Lenders, hereby waives any and all rights it or the applicable Second Priority Lenders may have as a junior lien creditor to object to the manner in which the Credit Agent or the First Priority Lenders seek to enforce or collect the First Priority Claims or the Liens granted in any of the First Priority Collateral, regardless of whether any action or failure to act by or on behalf of the Credit Agent or First Priority Lenders is adverse to the interest of the Second Priority Lenders.

                  (d) Each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Priority Document shall be deemed to restrict in any way the rights and remedies of the Credit Agent or the First Priority Lenders with respect to the Common Collateral as set forth in this Agreement and the First Priority Documents.

                  3.2 Cooperation. Subject to the proviso in clause (ii) of
Section 3.1(a) above, each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, agrees that, unless and until the Discharge of First Priority Claims has occurred, it will not commence, or join with any Person (other than the First Priority Lenders and the Credit Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it under any of the Second Priority Documents or otherwise.

         SECTION 4. Payments

                  4.1 Application of Proceeds. As long as the Discharge of First Priority Claims has not occurred, the Common Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral upon the exercise of remedies (or in respect of any Common Collateral in the event of the occurrence of an Insolvency or Liquidation Proceeding with respect to a Grantor), shall be applied by the Credit Agent to the First Priority Claims in such order as specified in the relevant First Priority Documents (or, if an order is not specified in the First Priority Documents, in such order determined by the Credit Agent in its sole discretion) until the Discharge of First Priority Claims has occurred. Upon the Discharge of the First Priority Claims, the Credit Agent shall deliver to the Designated Second Priority Agent (or to the Company if there is no Designated Second Priority Agent at the time) or as a court of competent jurisdiction may otherwise direct any proceeds of Common Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied, if applicable, by the Designated Second Priority Agent to the Second Priority Claims in accordance with the respective rights of the respective Second Priority Agents therefor.

                  4.2 Payments Over. Any Common Collateral or proceeds thereof (or amounts in respect thereof) received by any Second Priority Agent or any Second Priority Lender in connection with the exercise of any right or remedy (including set-off) relating to the Common Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Credit Agent for the benefit of the First Priority Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Credit Agent is hereby authorized to make any such endorsements as agent for any such Second Priority Agent or any such Second Priority Lender. This authorization is coupled with an interest and is irrevocable.

         SECTION 5. Other Agreements

                  5.1 Releases

                  (a) If in connection with:

                           (i) the exercise of the Credit Agent's remedies in
                  respect of the Common Collateral provided for in Section 3.1, including any sale, lease, exchange, transfer or other disposition of any such Common Collateral;

                           (ii) any sale, lease, exchange, transfer or other
                  disposition of any Common Collateral permitted under the terms of the Senior Credit Agreement (whether or not an event of default thereunder, and as defined therein, has occurred and is continuing) and permitted or not prohibited under Section
                  4.12 of the Indenture (Limitation on Asset Sales); or

                           (iii) any agreement between the Credit Agent and the
                  Company or any other Grantor which expressly releases the Credit Agent's Lien on any portion of the Common Collateral or to release any Grantor from its obligations under its guaranty of the First Priority Claims; provided that (A) after giving effect to the release, Obligations secured by first priority Liens on the remaining Common Collateral remain outstanding (unless such Obligations are deemed paid in full by the Credit Agent and the Company) and (B) no such release shall be effective against the Second Priority Lenders under the Indenture and the Notes if an Event of Default has occurred and is continuing under the Indenture as of the time of such proposed release and written notice of the occurrence and continuation of such Event of Default is received by the Credit Agent at least one business day prior to such release until such time as such Event of Default is cured or waived unless such release is consented to by the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding;

the Credit Agent, for itself or on behalf of any of the First Priority Lenders, releases any of its Liens on any part of the Common Collateral, the Liens, if any, of each Second Priority Agent, for itself or for the benefit of the applicable Second Priority Lenders, on such Common Collateral shall be automatically, unconditionally and simultaneously released and each Second Priority Agent, for itself or on behalf of any such applicable Second Priority Lender, promptly shall execute and deliver to the Credit Agent or such Grantor such termination statements, releases and other documents as the Credit Agent or such Grantor may request to effectively confirm such release. The Company shall promptly advise (i) each Second Priority Agent and the Credit Agent of the occurrence of an Event of Default and (ii) each Second Priority Agent of any proposed release of Common Collateral cognizable under Section 5.1(a)(iii).

                  (b) Each Second Priority Agent, for itself and on behalf of the applicable Second Priority Lenders, hereby irrevocably constitutes and appoints the Credit Agent and any officer or agent of the Credit Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Priority Agent or such holder or in the Credit Agent's own name, from time to time in the Credit Agent's discretion, for the purpose of carrying out the terms of this
Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.

                  5.2 Insurance. Unless and until the Discharge of First Priority Claims has occurred, the Credit Agent and the First Priority Lenders shall have the sole and exclusive right under the First Priority Documents, to the extent such a right is granted in the First Priority Documents, to adjust settlement for any insurance policy covering the Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. Unless and until the Discharge of First Priority Claims has occurred, all proceeds of any such policy and any such award if in respect to the Common Collateral shall be paid to the Credit Agent for the benefit of the First Priority Lenders to the extent required under the First Priority Documents and thereafter to the Designated Second Priority Agent (or to the Company is there is no Designated Second Priority Agent at the time) for the benefit of the Second Priority Lenders to the extent required under the applicable Second Priority Documents and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct. If any Second Priority Agent or any Second Priority Lender shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Credit Agent in accordance with the terms of Section 4.2.

                  5.3 Amendments to Second Priority Documents

                  (a) Without the prior written consent of the Credit Agent and the Required Lenders, no Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be prohibited by any of the terms of the First Priority Documents. Each Second Priority Agent agrees that each Second Priority Collateral Document shall include the following language (or language to similar effect approved by the Credit Agent):

                  "Notwithstanding anything herein to the contrary, the lien and security interest granted to the [Insert title of Second Priority Agent] pursuant to this Agreement and the exercise of any right or remedy by the [Insert title of Second Priority Agent] hereunder are subject to the provisions of the Intercreditor Agreement, dated as of June 19, 2003 (as amended, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), among Tenneco Automotive Inc., JPMorgan Chase Bank, as Credit Agent, and Wachovia Bank, National Association, as Trustee. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern."

In addition, each Second Priority Agent agrees that each Second Priority Mortgage covering any Common Collateral shall contain such other language as the Credit Agent may reasonably request to reflect the subordination of such Second Priority Mortgage to the First Priority Collateral Document covering such Common Collateral.

                  (b) In the event the Credit Agent or the First Priority Lenders enter into any amendment, waiver or consent in respect of any of the First Priority Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Collateral Document or changing in any manner the rights of the Credit Agent, the First Priority Lenders, the Company or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Priority Collateral Document without the consent of any Second Priority Agent or any Second Priority Lenders and without any action by any Second Priority Agent, the Company or any other Grantor, provided, that (A) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of the Second Priority Collateral Documents, except to the extent that a release of such Lien is permitted by Section 5.1, (B) notice of such amendment, waiver or consent shall have been given to the applicable Second Priority Agent and (C) no such amendment, waiver, or consent shall be effective to amend or waive a Comparable Second Priority Collateral Document if it shall materially adversely affect the rights of the Second Priority Lenders unless such change, waiver or modification materially adversely affects the rights of the First Priority Lenders in a like or similar manner (it being understood that amendments, waivers and consents which have the effect of adding collateral, adding remedies or enhancing the ability of the First Priority Lenders to exercise remedies or perfect security interests in collateral shall be deemed not to be materially adverse to the Second Priority).

                  5.4 Rights As Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, each of the Second Priority Agents and the Second Priority Lenders may exercise rights and remedies as an unsecured creditor against the Company or any Subsidiary that has guaranteed the Second Priority Obligations in accordance with the terms of the Second Priority Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by any Second Priority Agent or any Second Priority Lenders of the required payments of interest, premium, if any, and principal on the Second Priority Claims and related fees and expenses so long as such receipt is not the direct or indirect result of the exercise by any Second Priority Agent or any Second Priority Lender of rights or remedies as a secured creditor or enforcement in contravention of this Agreement of any Lien held by any of them (or received or paid in respect of any Common Collateral in the event of the occurrence of an Insolvency or Liquidation Proceeding with respect to a Grantor). In the event any Second Priority Agent or any Second Priority Lender becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing First Priority Claims on the same basis as the other Liens securing the Second Priority Claims are so subordinated to such First Priority Claims under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Credit Agent or the First Priority Lenders may have with respect to the First Priority Collateral.

                  5.5 Bailee for Perfection

                  (a) The Credit Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as bailee for the applicable Second Priority Agents and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Second Priority Security Documents, subject to the terms and conditions of this Section 5.5.

                  (b) Until the Discharge of First Priority Claims has occurred, the Credit Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the First Priority Documents as if the Liens of the Second Priority Agents under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Agents shall at all times be subject to the terms of this Agreement and to the Credit Agent's rights under the First Priority Documents.

                  (c) The Credit Agent shall have no obligation whatsoever to the Second Priority Agents or any Second Priority Lender to assure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the Credit Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee for the applicable Second Priority Agents for purposes of perfecting the Lien held by such Second Priority Agents.

                  (d) The Credit Agent shall not have by reason of the Second Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of any Second Priority Agent or any Second Priority Lender.

                  (e) Upon the Discharge of First Priority Claims, the Credit Agent shall deliver to the Designated Second Priority Agent (or to the Company if there is no Designated Second Priority Agent at the time) the remaining Pledged Collateral (if any) together with any necessary endorsements (or otherwise allow the Designated Second Priority Agent, if applicable, to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct.

                  5.6 When Discharge of First Priority Claims Deemed to Not Have Occurred. If at any time after the Discharge of First Priority Claims has occurred the Company designates any other First-Lien Credit Facility to be the "Senior Credit Agreement" hereunder, then such Discharge of First Priority Claims shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of First Priority Claims), and such other First-Lien Credit Facility shall automatically be treated as the Senior Credit Agreement for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein. Upon receipt of notice of such designation (including the identity of the new Credit Agent), the Second Priority Agent shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such new Credit Agent shall request in order to provide to the new Credit Agent the rights of the Credit Agent contemplated hereby and (ii) deliver to the Credit Agent the Pledged Collateral together with any necessary endorsements (or otherwise allow such Credit Agent to obtain control of such Pledged Collateral).

                  5.7 Cooperation. Upon request of the Credit Agent from time to time, each Second Priority Agent shall promptly disclose to the Collateral Agent all information in its possession reasonably requested by the Credit Agent with respect to the Second Priority Collateral, including the identity of the Grantors and guarantors of any Second Priority Obligations and the description, location and timing of perfection of Liens purported to be created on the Second Priority Collateral to secure Second Priority Claims and shall promptly deliver to the Credit Agent copies of the Second Priority Documents and other documents relating to the Second Priority Collateral, such as Uniform Commercial Code Financing Statements and record copies of Second Priority Collateral Documents.

         SECTION 6. Insolvency or Liquidation Proceedings

                  6.1 Financing Issues. If the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Credit Agent shall desire to permit the use of cash collateral or to permit the Company or any other Grantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law ("DIP Financing"), then each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, agrees that it will raise no objection to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.3) and, to the extent the Liens securing the First Priority Claims are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Common Collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as the Liens securing the Second Priority Claims are subordinated to First Priority Claims under this Agreement.

                  6.2 Relief from the Automatic Stay. Until the Discharge of First Priority Claims has occurred, each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral, without the prior written consent of the Credit Agent and the Required Lenders.

                  6.3 Adequate Protection. Each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, agrees that none of them shall contest (or support any other Person contesting) (a) any request by the Credit Agent or the First Priority Lenders for adequate protection or (b) any objection by the Credit Agent or the First Priority Lenders to any motion, relief, action or proceeding based on the Credit Agent or the First Priority Lenders claiming a lack of adequate protection. Notwithstanding the foregoing contained in this Section 6.3, in any Insolvency or Liquidation Proceeding, (i) if the First Priority Lenders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law, then each Second Priority Agent, on behalf of itself or any of the applicable Second Priority Lenders, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien, if any, shall be subordinated to the Liens securing the First Priority Claims and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Priority Claims are so subordinated to the First Priority Claims under this Agreement, and (ii) in the event a Second Priority Agent, on behalf of itself and the Second Priority Lenders, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then such Second Priority Agent, on behalf of itself or any of the applicable Second Priority Lenders, agrees that the Credit Agent shall also be granted a senior Lien on such additional collateral as security for the First Priority Claims and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Claims shall be subordinated to the Liens on such collateral securing the First Priority Claims and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the First Priority Lenders as adequate protection on the same basis as the other Liens securing the Second Priority Claims are so subordinated to such First Priority Claims under this Agreement.

                  6.4 No Waiver. Nothing contained herein shall prohibit or in any way limit the Credit Agent or any First Priority Lender from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Agent or any of the Second Priority Lenders, including the seeking by any Second Priority Agent or any Second Priority Lender of adequate protection (other than as allowed pursuant to Section 6.3 of this Agreement) or the asserting by any Second Priority Agent or any Second Priority Lender of any of its rights and remedies under the Second Priority Documents or otherwise.

                  6.5 Preference Issues. If any First Priority Lender is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount (a "Recovery"), then the First Priority Claims shall be reinstated to the extent of such Recovery and the First Priority Lenders shall be entitled to receive payment in full in cash (including, in the case of any letter of credit, cash collateral therefor) with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

         SECTION 7. Reliance; Waivers; Etc.

                  7.1 Reliance. The consent by the First Priority Lenders to the execution and delivery of the Second Priority Documents and the grant to any Second Priority Agent on behalf of the applicable Second Priority Lenders of a Lien on the Common Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the First Priority Lenders to the Company or any Grantor shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, acknowledges that it and such Second Priority Lenders have, independently and without reliance on the Credit Agent or any First Priority Lender, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Indenture, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the Indenture or this Agreement.

                  7.2 No Warranties or Liability. Each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, acknowledges and agrees that each of the Credit Agent and the First Priority Lenders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Priority Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The First Priority Lenders will be entitled to manage and supervise their respective loans and extensions of credit under the First Priority Documents as they may, in their sole discretion, deem appropriate, and the First Priority Lenders may manage their loans and extensions of credit without regard to any rights or interests that any Second Priority Agent or any of the Second Priority Lenders have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Credit Agent nor any First Priority Lender shall have any duty to any Second Priority Agent or any of the Second Priority Lenders to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Subsidiary thereof (including the Second Priority Documents), regardless of any knowledge thereof which they may have or be charged with.

                  7.3 No Waiver of Lien Priorities

                  (a) No right of the First Priority Lenders, the Credit Agent or any of them to enforce any provision of this Agreement or any First Priority Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any First Priority Lender or the Credit Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Priority Documents or any of the Second Priority Documents, regardless of any knowledge thereof which the Credit Agent or the First Priority Lenders, or any of them, may have or be otherwise charged with;

                  (b) Without in any way limiting the generality of the foregoing paragraph, the First Priority Lenders, the Credit Agent and any of them, may, at any time and from time to time, without the consent of, or notice to, any Second Priority Agent or any Second Lien Lender, without incurring any liabilities to any Second Priority Agent or any Second Lien Lender and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any Second Priority Agent or any Second Lien Lender is affected, impaired or extinguished thereby) do any one or more of the following:

                           (i) change the manner, place or terms of payment or
                  change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Priority Claims or any Lien on any First Priority Collateral or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Priority Claims, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Credit Agent or any of the First Priority Lenders, the First Priority Claims or any of the First Priority Documents;

                           (ii) sell, exchange, release, surrender, realize
                  upon, enforce or otherwise deal with in any manner and in any order any part of the First Priority Collateral or any liability of the Company or any other Grantor to the First Priority Lenders or the Credit Agent, or any liability incurred directly or indirectly in respect thereof;

                           (iii) settle or compromise any First Priority Claim
                  or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Priority Claims) in any manner or order;

                           (iv) subordinate the priority of the First Priority
                  Lien held by any First Priority Lender to the priority of the First Priority Lien held by any other Lender;

                           (v) enter into or amend any First Priority Document
                  in order to create or acquire additional collateral for the First Priority Claims, to create and perfect security interests in and Liens on collateral and to increase and enhance the exercise of remedies thereunder and take actions in furtherance of the foregoing; and

                           (vi) exercise or delay in or refrain from exercising
                  any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company, any other Grantor or any First Priority Collateral and any security and any guarantor or any liability of the Company or any other Grantor to the First Priority Lenders or any liability incurred directly or indirectly in respect thereof.

                  (c) Each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, also agrees that the First Priority Lenders and the Credit Agent shall have no liability to any Second Priority Agent or any Second Priority Lender, and each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, hereby waives any claim against any First Priority Lender or the Credit Agent, arising out of any and all actions which the First Priority Lenders or the Credit Agent may take or permit or omit to take with respect to: (i) the First Priority Documents, (ii) the collection of the First Priority Claims or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any First Priority Collateral. Each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, agrees that the First Priority Lenders and the Credit Agent have no duty to them in respect of the maintenance or preservation of the First Priority Collateral, the First Priority Claims or otherwise; and

                  (d) Each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a junior secured creditor may have under applicable law.

                  7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the Credit Agent and the First Priority Lenders and the Second Priority Agents and the Second Priority Lenders, respectively, hereunder shall remain in full force and effect irrespective of:

                  (a) any lack of validity or enforceability of any First Priority Documents or any Second Priority Documents;

                  (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Priority Claims or Second Priority Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Senior Credit Agreement or any other First Priority Document or of the terms of the Indenture or any other Second Priority Document;

                  (c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Priority Claims or Second Priority Claims or any guarantee thereof;

                  (d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

                  (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Priority Claims, or of any Second Priority Agent or any Second Priority Lender in respect of this Agreement.

         SECTION 8. Miscellaneous

                  8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Priority Documents or the Second Priority Documents, the provisions of this Agreement shall govern.

                  8.2 Continuing Nature of this Agreement; Severability. This Agreement shall continue to be effective until the Discharge of First Priority Claims shall have occurred. This is a continuing agreement of lien subordination and the First Priority Lenders may continue, at any time and without notice to any Second Priority Agent or any Second Priority Lender, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting First Priority Claims on reliance hereof. Each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by any Second Priority Agent or the Credit Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Company and other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are directly affected.

                  8.4 Information Concerning Financial Condition of the Company and the Subsidiaries. (a) The Credit Agent and the First Priority Lenders, on the one hand, and the Second Priority Agents and the Second Priority Lenders, on the other hand, shall each be responsible for keeping themselves informed of (i) the financial condition of the Company and the Subsidiaries and all endorsers and/or guarantors of the Second Priority Claims or the First Priority Claims and
(ii) all other circumstances bearing upon the risk of nonpayment of the Second Priority Claims or the First Priority Claims.

                  (b) The Credit Agent and the First Priority Lenders shall have no duty to advise any Second Priority Agent or any Second Priority Lender of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Credit Agent or any of the First Priority Lenders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any Second Priority Agent or any Second Priority Lender, it or they shall be under no obligation (i) to make, and the Credit Agent and the First Priority Lenders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such

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                                                                              22


information on any subsequent occasion, (iii) to undertake any investigation or
(iv) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

                  (c) Subject to Section 5.7, the Second Priority Agents and the Second Priority Lenders shall have no duty to advise any First Priority Agent or any First Priority Lender of information known to it or them regarding such condition or any such circumstances or otherwise. In the event any Second Priority Agent or any of the Second Priority Lenders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any First Priority Agent or any First Priority Lender, it or they shall be under no obligation (i) to make, and the Second Priority Agents and the Second Priority Lenders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation or (iv) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

                  8.5 Subrogation. Each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Priority Claims has occurred.

                  8.6 Application of Payments. All payments received by the First Priority Lenders may be applied, reversed and reapplied, in whole or in part, to such part of the First Priority Claims as the First Priority Lenders, in their sole discretion, deem appropriate. Each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, assents to any extension or postponement of the time of payment of the First Priority Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First Priority Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

                  8.7 Consent to Jurisdiction; Waivers. The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 below for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder based on forum non conveniens, and any objection to the venue of any action instituted hereunder. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

                  8.8 Notices. All notices to the Second Priority Lenders and the First Priority Lenders permitted or required under this Agreement may be sent to the applicable Second Priority Agent and the Credit Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S.

mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party's name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

                  8.9 Further Assurances. Each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, agrees that each of them shall take such further action and shall execute and deliver to the Credit Agent and the First Priority Lenders such additional documents and instruments (in recordable form, if requested) as the Credit Agent or the First Priority Lenders may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

                  8.10 Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

                  8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the Credit Agent, the First Priority Lenders, the Second Priority Agents, the Second Priority Lenders, the Company and their respective permitted successors and assigns.

                  8.12 Specific Performance. The Credit Agent may demand specific performance of this Agreement. Each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Credit Agent.

                  8.13 Section Titles; Time Periods. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement. In the computation of time periods, unless otherwise specified the word "from" means "from and including" and each of the words "to" and "until" means "to but excluding" and the word "through" means "to and including".

                  8.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document.

                  8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

                  8.16 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the holders of First Priority Claims and Second Priority Claims. No other Person, including the Company or any other Grantor, the Company or


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                                                                              24


any other Grantor as debtor-in-possession or any trustee in an Insolvency or Liquidation Proceeding, shall have or be entitled to assert rights or benefits hereunder.

                  8.17 Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

                  8.18 Credit Agent and Second Priority Agent. It is understood and agreed that (a) JPMorgan Chase Bank is entering into this Agreement in its capacity as Credit Agent and the provisions of Section 9 of the Existing Credit Agreement applicable to JPMorgan Chase Bank as administrative agent thereunder shall also apply to JPMorgan Chase Bank as Credit Agent hereunder, and (b) Wachovia Bank, National Association is entering in this Agreement in its capacity as Trustee (including its capacity as Collateral Agent under the Indenture and the other Second Priority Documents) and the provisions of Article 7 of the Indenture applicable to the Trustee thereunder shall also apply to the Trustee hereunder.

                  8.19 Designations. For purposes of the provisions hereof and the Indenture requiring the Company to designate Indebtedness for the purposes of the term "First Priority Claims", "First-Lien Credit Facilities", "Other Second-Lien Obligations" any other designations for any other purposes hereunder or under the Indenture, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Company by an officer thereof and delivered to the Trustee and the Credit Agent. For all purposes hereof and the Indenture, the Company hereby designates the Credit Facilities provided pursuant to the Existing Credit Agreement as the First-Lien Credit Facility and any Obligations in respect of the Existing Credit Agreement as "Credit Agreement Obligations" and "First Priority Claims" under the Indenture.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        Credit Agent:

                                        JPMORGAN CHASE BANK, as Credit Agent

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        Address:
                                        270 Park Avenue
                                        New York, New York 10017
                                        Attention:
                                                  ------------------------------
                                        Telecopy No.: (212) 270-
                                                                ----------------

                                        Trustee:

                                        WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        as Trustee

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        Address:
                                        5847 San Felipe
                                        Suite 1050
                                        Houston, TX 77057
                                        Attention:  Corporate Trust Department
                                        Telecopy No.:  (713) 278-4329

                                        TENNECO AUTOMOTIVE INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        Address:
                                        500 North Field Drive
                                        Lake Forest, Illinois  60045
                                        Attention:
                                                  ------------------------------
                                        Telecopy No.: (847)
                                                           ---------------------

                                        Collateral Agent:

                                        WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        as Collateral Agent

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        Address:
                                        5847 San Felipe
                                        Suite 1050
                                        Houston, TX 77057
                                        Attention:  Corporate Trust Department
                                        Telecopy No.:  (713) 278-4329